EXHIBIT 10.16

MANHATTAN SCIENTIFICS, INC.
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
March 28, 2013

Marvin Maslow, President
Normadie New Mexico Corp.

Re: Consulting Agreement dated October 1, 2009 between Manhattan Scientifics, Inc. and Normadie New Mexico Corp. (the “Agreement”)

Dear Mr. Maslow:

Reference is hereby made to the Agreement. The parties hereby agree to amend and restate Section 3(b) of the Agreement as follows:

Upon the completion of a successful debt and/or equity investment financing made by Company, during the term of this Agreement, in which investors and/or investment consultants or bankers introduced to Company by Consultant or with respect to which Consultant has a pivotal role in completing any such investment transaction, Company hereby agreed to use a portion of the proceeds of such transaction to pay off debt owed to Consultant. In addition, the Company, at the discretion of the Board of Directors, may provide additional compensation in the form of a bonus upon the closing of such transaction.

If you agree with the above terms, please execute below and return to the undersigned.

Manhattan Scientifics, Inc.

By:
Name:
Title:

ACKNOLEDGED AND AGREED:

Normadie New Mexico Corp.

By:
Name:	Marvin Maslow
Title:	President